UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) March 21, 2008

Cano Petroleum, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-32496	77-0635673
(Commission File Number)	(IRS Employer Identification No.)

801 Cherry Street, Suite 3200
Fort Worth, Texas	76102
(Address of Principal Executive Offices)	(Zip Code)

(817) 698-0900

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.              Other Events

Cano Petroleum, Inc. (“Cano”) today announced that claims were recently made against it and certain of its subsidiaries related to grass fires that occurred in the Texas Panhandle in March 2006. Cano and certain of its subsidiaries were named as defendants in two cases filed in Tarrant County, Texas by heirs of two individuals who died, allegedly as a result of those grass fires. The plaintiffs seek damages and other relief. Cano and certain of its subsidiaries were also named as defendants in a case filed in Tarrant County, Texas by a business owner seeking damages and other relief allegedly related to the same grass fires. The claims of the business owner were previously brought by intervenors in a case in Roberts County, and later the claims were voluntarily dismissed without prejudice. An insurance company has filed a case in Tarrant County, Texas asserting claims against Cano and certain of its subsidiaries on behalf of property owners seeking damages and other relief allegedly related to the same grass fires. The insurance company had previously intervened in a suit pending in Roberts County, but later voluntarily dismissed its claims without prejudice.

Jeff Johnson, Cano’s Chairman and CEO, stated, “we continue to stand firmly by our previous statements and strongly believe that these allegations are not supported by the facts.”

Safe-Harbor Statement – Except for the historical information contained herein, the matters set forth in this Current Report on Form 8-K are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Cano intends that all such statements be subject to the “safe-harbor” provisions of those Acts.

* * * * *

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CANO PETROLEUM, INC.

Date: March 21, 2008
	By:	/s/ Morris B. Smith
Morris B. Smith
Senior Vice President and Chief Financial Officer